SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      June 3, 2003

Universal Access Global Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28559

(Commission File Number)

36-4408076

(IRS Employer Identification Number)

233 South Wacker Drive, Suite 600, Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 660-5000

Item 5.    Other Events.

On June 3, 2003, Universal Access Global Holdings Inc. (the  “Company”) received a Nasdaq Staff Determination indicating that the Company fails to comply with the $1.00 per share minimum bid price requirement for continued listing set forth in Marketplace Rule 4310(c)(4) and that its securities are, therefore, subject to delisting from the Nasdaq SmallCap Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company’s request for continued listing.  The Company anticipates that its common stock will continue to be quoted on the Nasdaq SmallCap Market pending the Panel’s decision. The text of the Company’s press release, dated June 5, 2003, relating to the Nasdaq notification is attached hereto as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

                (c)  Exhibits.

Exhibit No.

99.1    Text of press release, dated June 5, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2003

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/s/ Randall R. Lay
Randall R. Lay
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit

99.1 Text of press release, dated June 5, 2003.